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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 1, 1999



                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)


   000-23193                                                94-2586591
(Commission File No.)                          (IRS Employer Identification No.)

                              6290 Sequence Drive
                          San Diego, California 92121
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (858) 450-9333
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Item 5.   Other Events.

     On September 1, 1999, Applied Micro Circuits Corporation ("AMCC") announced stockholder approval of an amendment to AMCC's Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 60,000,000 shares to 180,000,000 shares (the "Amendment"). In connection with the Amendment, the Board of Directors of AMCC approved a two-for-one stock split to be implemented as a 100% stock dividend (the "Stock Split"). Each AMCC stockholder of record as of September 2, 1999 will receive one additional share of Common Stock for each share of Common Stock held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under AMCC's employee stock plans will increase by 100%. As a result of the Stock Split, the following Registration Statements which cover AMCC's employee stock plans, also increase the number of shares registered by 100%:
333-40905; 333-47185; 333-74787; 333-76767; 333-76185. AMCC hereby incorporates by reference the contents of the news release announcing the filing of the Amendment filed as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

     (c)       Exhibits.

               99.1  News Release dated September 1, 1999.

                                      2.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Applied Micro Circuits Corporation


Dated: September 1, 1999           By: /s/ William E. Bendush
                                      -----------------------------------
                                        William E. Bendush
                                        Secretary

                                      3.
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                               INDEX TO EXHIBITS

     99.1   News Release dated September 1, 1999.